Exhibit 99.2

Sigma-Aldrich Corporation

Leveraging Life Science and High Technology For Growth

Cautionary Statements

Our presentation today will include forward looking statements about the Company’s future performance, goals, strategic actions and initiatives and similar expectations, intentions and beliefs, including expectations for sales and earnings growth, cash flow, and debt outstanding assumptions regarding Company and JRH operations, investments and acquisitions and conditions in the markets the Company and JRH serve. While we believe that these expectations are based on reasonable assumptions, such statements are subject to risks and uncertainties including, among others, certain economic, political and technological factors and we can give no assurance that the goals will be achieved. Actual results may differ materially from those stated or implied during this meeting or contained in other Company communications due to, but not limited to, such factors as (1) changes in pricing and the competitive environment, (2) fluctuations in foreign currency exchange rates, (3) other changes in the business environment in which the Company and JRH operate, (4) changes in research funding, (5) uncertainties surrounding government healthcare reform, (6) government regulations applicable to the business, (7) the impact of fluctuations in interest rates, (8) the effectiveness of the Company’s further implementation of its global software systems, (9) the ability to retain customers, suppliers and employees, (10) the success of research and development activities, (11) changes in worldwide tax rates or tax benefits from domestic and international operations, (12) the impact of acquisitions and success in integrating and obtaining projected results from the acquisitions, including JRH, (13) the outcome of the matters described in Note 11 – Contingent Liabilities and Commitments – in the Company’s Form 10-K report for the period ended December 31, 2003 and (14) the preliminary nature of the 2004 diluted earnings per share estimate. We do not undertake any obligation to publicly update the matters covered in this presentation.

Due to the significance of sales denominated in international currencies, management uses currency-adjusted growth, and believes it is useful to assist investors in judging the Company’s controllable, local currency performance. While able to report historical currency impacts, we are unable to estimate changes that may occur in applicable rates of exchange during 2005 and thereafter. Thus, we are unable to provide GAAP growth rates for such future periods as required by Regulation G adopted by the SEC. Any significant changes in currency exchange rates would likely have a significant impact on our reported growth rates due to the volume of our sales denominated in foreign currencies.

Forecast – 2004

Growth

Sales ($1.4 billion)

Reported >8%

Currency Benefit 5%

Currency Adjusted - Total 3%

- Acquisitions 1%

- Internal 2%

EPS ($3.30 - $3.35/share)

Reported 23 - 25%

Currency Benefit 14 - 14%

Currency Adjusted 9 - 11%

Return On Equity >21%

Large Currency Advantage In Sales & EPS

Acquisition Criteria

Sales & Profit Growth >10%

Life Science And/Or High Technology Emphasis

Build, Not Destroy, Shareholder Value

2% Sales Growth Target

2004 Acquisitions – Ultrafine and Tetrionics

Add 1% Each Year To Sales Growth In Years 1 & 2

Grow 10%

Strong Capabilities For Pharmaceutical Industry

Strong Development Resources

Strategic Technical Competency

Capabilities To Serve Pharma Customers

Introducing SAFC

Develop & Communicate A New Brand Image

Highlight Our Manufacturing Capabilities

Scale-Up

Custom

cGMP

Incorporate Our Acquisitions

Move From Top 25 To Top 10 FC Company

Achieve 12% Growth Goal

New Identity For Fine Chemicals

JRH BioSciences - Background

Leading Supplier Of Cell Culture Products To Biopharmaceutical Manufacturers

Entered Cell Culture Media Market In 1971

Acquired By CSL Limited In 1994

Strong Historical Growth Rates (Sales & Profits)

Strong Customer Base, Primary Supplier For Approved Pharmaceutical Products

Strong Customer Focus

JRH BioSciences

#2 Overall In Cell Culture Market ($150M), Strong #2 Industrial ($135M), #5 Research ($15M)

Locations In U.S., U.K. And Australia

High Quality Operations, Facilities Pushing Capacity, Expanding Media Production

Second Entrant Into Industrial Market

Primary Processor Of Serum

Research Business Not A Focus

Strong Industrial Customer Base & Pipeline

Very Successful In Industrial Cell Culture Sector

Sigma-Aldrich

#4 Overall In Cell Culture Market ($75M), #5 Industrial ($15M), #3 Research ($60M)

Underutilized “State-Of-The-Art” Industrial Facilities

Late Entrant To Industrial Market

Strong R&D Capabilities

Research Business Driven By Reagents, Not Media

Limited Penetration, Customers And Pipeline In Industrial Market

“Locked Out” Of Industrial Cell Culture Sector

JRH + Sigma-Aldrich $225 Million

#2 Overall To Invitrogen

#1 In Industrial Market - $150M

#2 In Research Market - $75M

Leverage Sigma-Aldrich R&D

Leverage Sigma-Aldrich Facilities

Share Best Practices

Challenging The Cell Culture Market Leader

Proposed Acquisition of JRH BioSciences

Acquisition Cost: $370 million (1)

Targeted Close: Dependent on regulatory approval. Expected on or before 3/31.

Expected Annual Sales - 2005: $165 million

Expected EBITDA - 2005: $37 million (2)

Expected Impact On EPS

- 2005 (10 months) $(0.10) (3)

- 2006 $0.16 (3)

Expected Operating Cash Flow

- 2005 (10 months) $17 million

- 2006 $23 million

(1) Excludes any cash and/or debt of JRH Biosciences. Subject to adjustment for working capital changes.

(2) The JRH net loss for 2005 of $7 million is reconciled to EBITDA of $37 million by adding back the following items: Income Taxes ($4 million); Interest Expense ($12 million); Depreciation & Amortization ($11 million); and Inventory Revaluation ($17 million)

(3) Includes inventory write-up impact of $0.18 per share and $.04 per share in 2005 and 2006, respectively.

Assumes closing of JRH acquisition on March 1, 2005.

JRH Acquisition Synergies

Improvement In COGS By Utilizing New Technologies & Our Facilities

Modest SG&A Consolidation

Increased Sigma-Aldrich Research Serum Sales Due To Availability

Pull-Through Sales Of Our Other Products

Synergies Important But Not Deal Determining

JRH Acquisition - Customer

Benefits

Makes Sigma-Aldrich A Leading And Complete Supplier To Biopharmaceutical Customers (Research To Industrial Capabilities)

Assured Supply Of Sera At Competitive Prices

Enhanced Cell Culture Production Capabilities

World Class R&D Capabilities

JRH Acquisition – Shareholder Benefits

Investment In Future Growth

Acquisition Of A Quality Company That Is A Leader In Its Field

Increased Sales Due To Serum Availability

Pull Through Sales Of Other Products

Industrial Market Growth Exceeds Research Market

Accretive to EPS After Year 1

Adds To Cash Flow

Reinvests Cash At Desired Return Level

Low Integration Risk

Leverage Sigma-Aldrich Facility Capacity

Still No Dominant Customer

2005 Projections With JRH BioSciences

Growth

Sales ($1.650 - 1.700 bil)

Reported 18 - 21%

Currency Benefit 6 - 6%

Currency Adjusted 12 - 15%

EPS ($3.45 - 3.55) 5 - 8%

Return On Equity 20%

Key Assumptions

12/31/04 FX Rates

Effective Tax Rate Of 29%

Repurchase Of 1.5 Million Shares

JRH Closing On March 1, 2005

2005 Debt Projections ($’s In Millions)

WithoutAcquisition With JRH

Projected Debt @ 12/31/05

- Private Placement Due Sept. 2010 $100 $100

- Private Placement Due Nov. 2006 75 75

- New 3 Year Term Debt Due Feb. 2008 — 150

- Short-Term Debt 95 200

- Other 3 3

TOTAL $273 $528

Debt To Total Capitalization 18.0% 28.0%

Sigma-Aldrich Corporation

Future Based On

Leveraging Life Science and High Technology For Growth